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Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38696, 333-60430, 333-76804 and 333-92232) and in the Registration Statements on Form S-3 (Nos. 333-87858, 333-111306 and 333-113353) of Allos Therapeutics, Inc. of our report dated March 2, 2004 relating to the financial statements, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 30, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS